Exhibit 23(p)(2)

                              AMENDED AND RESTATED

                                 CODE OF ETHICS

                             MEEDER FINANCIAL, INC.,
                   FORMERLY KNOWN AS MUIRFIELD INVESTORS, INC.

     Meeder Finanical, Inc., formerly known as Muirfield Investors, Inc., a Delaware corporation ("MFI"), hereby adopts this Code of Ethics (the "Code") as of November 1, 1995, as amended and restated on February 11, 2000, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act") and Rule 204-2 of the Investment Advisers Act of 1940. The Board of Trustees of The Flex-funds, Meeder Advisor Funds and the Portfolios in which the series of The Flex-funds and Meeder Advisor Funds are invested (the "Portfolios") approved this Amended and Restated Code of Ethics on February 11, 2000.

I.   DEFINITIONS
     -----------

     A. An "Access Person" means any director or officer of MFI or any of its subsidiaries and any Advisory Person.

     B. An "Advisory Person" means any employee of MFI who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by an account or an Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with MFI who obtains information regarding the purchase or sale of securities.

     C. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

     D. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     E. The "Review Officer" is the person designated by MFI's Board of Directors to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of MFI.

     F. The "Preclearance Officer" is the person designated by MFI's Board of Directors to provide preclearance of any personal security transaction as required by this Code of Ethics.

     G. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     H. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations of the U.S.

          Government (or any other "government security" as that term is defined in the 1940 Act); bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares of registered open-end investment companies; and stock index futures.

     I. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     J. "Investment Company" (collectively, the "Investment Companies") means a company registered as such under the 1940 Act and for which Meeder Asset Management, Inc., formerly known as R. Meeder & Associates, Inc., is the investment adviser.

II.  STATEMENT OF GENERAL PRINCIPLES
     -------------------------------

          The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

          Each Access Person shall adhere to the highest ethical standards and shall:

     A. at all times, place the interests of the accounts and the Investment Companies before his personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his position with or on behalf of the accounts or the Investment Companies.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
     ---------------------------------------------

     A.   Blackout Periods
          ----------------

          1. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known an account or an Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

          2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after an Investment Company trades (or has traded) in that security.

     B.   Initial Public Offerings
          ------------------------

               With regard to acquiring any security in an "initial public offering" (as defined in Rule 17j-1(a)(6) under the 1940 Act) for the personal account of an Advisory Person, he or she shall

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for an account or an Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for any acquisition of securities in an initial public offering; and

          2. after authorization to acquire securities in an initial public offering has been obtained, disclose such personal investment, with respect to any subsequent consideration by an account or an Investment Company for investment in that issuer.

     C.   Limited Offerings
          -----------------

               With  regard  to  a  "limited   offering"  (as  defined  in  Rule
               17j-1(a)(8) under the 1940 Act), each Advisory Person shall:

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for an account or an Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for any acquisition of securities in a limited offering; and

          2. after authorization to acquire securities in a limited offering has been obtained, disclose such personal investment with respect to any subsequent consideration by an account or an Investment Company for investment in that issuer.

               If an account or an Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     D.   Short-Term Trading Profits
          --------------------------

               With regard to the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) securities of which an Advisory Person has beneficial ownership, each Advisory Person shall:

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for the closing transaction (whether a purchase or sale) which would result in the short-term profit; and

          2. after authorization to purchase or sell such securities has been obtained, disclose such personal investment with respect to any subsequent consideration by an account or an Investment Company for investment in that issuer.

     E.   Gifts
          -----

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of an account or an Investment Company.

     F.   Service as a Director
          ---------------------

          1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of MFI and the boards of trustees of the Investment Companies, based upon a determination that such board service would be consistent with the interests of the accounts, the Investment Companies and their investors.

          2. If board service of an Advisory Person is authorized by the Board of Directors of MFI and the boards of trustees of the Investment Companies, such Advisory Person shall be isolated from the investment making decisions of the accounts and the Investment Companies with respect to the company of which he is a director.

     G.   Exempted Transactions
          ---------------------

          The prohibition of Section III shall not apply to:

          1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          2. purchases or sales that are non-volitional on the part of the Access Person, an account or an Investment Company, including mergers, recapitalizations or similar transactions;

          3. purchases which are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to an account or an Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by an account or an Investment Company or (c) not representing any danger of the abuses prescribed by Rule 17j-1 of the Act or Rule 204-2 of the Investment Adviser's Act of 1940, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by an account or an Investment Company.

IV.  COMPLIANCE PROCEDURES
     ---------------------

     A.   Pre-clearance
          -------------

          An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          1.   such  purchase  or sale has  been  approved  by the  Preclearance
               Officer;

          2. the approved transaction is completed on the same day approval is received; and

          3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

     B.   Reporting
          ---------

          1.   Coverage:

               a. Each Access Person shall file with the Review Officer confidential quarterly reports containing the information required in Sections IV.B.1.b. and IV.B.2 of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control
               (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

               b. If during such preceding quarter an Access Person establishes any account in which any securities were held during such quarter for the direct or indirect benefit of the Access Person, the Access Person must also include the following information in such quarterly report: (i) the name of the broker, dealer or bank with whom the Access Person established the account and (ii) the date the account was established.

          2. Filings: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and, in addition to any information specified in Section IV.B.1.b. above, shall contain the following information:

               a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

               b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c.   the price at which the transaction was effected;

               d. the name of the broker, dealer or bank with or through whom the transaction was effected; and

               e.   the date that the report is submitted.

          3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     C.   Review
          ------

          In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     D.   Disclosures of Personal Holdings
          --------------------------------

          1. Initial Holdings Report: Each Access Person shall report to the Review Officer within 10 days after becoming an Access Person (i) the title, number of shares and principal amount of each Security in which such Access Person had any direct or indirect beneficial ownership when such Access Person became an Access Person, (ii) the name of any broker, dealer or bank with whom such Access Person maintained an account in which securities were held for the direct or indirect benefit of such Access Person as of the date he or she became an Access Person, and (iii) the date the report is submitted by such Access Person .

          2. Annual Holdings Report: On or before January 30, 2001, and annually thereafter, each Access Person shall report (i) the title, number of shares and principal amount of each Security in which such Access Person had any direct or indirect beneficial ownership, (ii) the name of any broker, dealer, or bank with whom such Access Person maintains an account in which any securities are held for the direct or indirect benefit of such Access Person, and (iii) the date that the report is submitted. All of the information in such report must be current as of a date no more than 30 days before the report is submitted.

     E.   Certification of Compliance
          ---------------------------

          Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to this Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of this Code.

V.   REVIEW BY THE BOARDS
     --------------------

     At least annually, the Review Officer shall report to the Board of Directors of MFI and the Boards of Trustees of the Investment Companies regarding:

     A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     B.   Any recommended changes to this Code or procedures.

     At least annually, the Review Officer shall furnish each of such Boards a written report that (i) describes any issues arising under this Code or such procedures, including, but not limited to, information about any material violations of this Code or such procedures and any sanctions imposed in response to such violations and (ii) certifies that MFI has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

VI.  SANCTIONS
     ---------

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors of MFI and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported in writing at least annually to the Board of Directors of MFI and, if applicable, the board of trustees of the Investment Company with respect to whose securities the violation occurred.

VII. MISCELLANEOUS
     -------------

     A.   Access Persons
          --------------

          The Review Officer will identify all Access Persons who are under a duty to make reports to MFI and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records
          -------

          MFI shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place; and

          5. a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Sections III.B. and C., for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     C.   Confidentiality
          ---------------

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions
          ----------------------------

          The Board of Directors of MFI may from time to time adopt such interpretations of this Code as it deems appropriate.

                                 CODE OF ETHICS
                             MEEDER FINANCIAL, INC.

                               TRANSACTIONS REPORT
                               -------------------

To:  Wes Hoag, Review Officer

From:
     ------------------------
           (Your Name)

     This Transaction Report (the "Report") is submitted pursuant to Section IV of this Code of Ethics of Meeder Financial, Inc. and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an account or an Investment Company) for the calendar quarter ended DECEMBER 31, 1999.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in this Code of Ethics.

     For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of this Code of Ethics and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

================================================================================================================
                                   NATURE OF
                                  TRANSACTION                                     NAME OF THE
                                   (WHETHER                                         BROKER,
                                   PURCHASE,      PRINCIPAL        PRICE AT          DEALER
                                 SALE, OR OTHER   AMOUNT OF        WHICH THE      OR BANK WITH     NATURE OF
                                    TYPE OF       SECURITIES      TRANSACTION       WHOM THE       OWNERSHIP
    TITLE OF        DATE OF      DISPOSITION OR   ACQUIRED OR         WAS         TRANSACTION          OF
   SECURITIES     TRANSACTION     ACQUISITION     DISPOSED OF       EFFECTED      WAS EFFECTED     SECURITIES*
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

----------------
*If appropriate, you may disclaim beneficial ownership of any security listed in this report.

     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THIS CODE OF ETHICS OF MEEDER FINANCIAL, INC., DATED NOVEMBER 1, 1995, (2) RECOGNIZE THAT I AM SUBJECT TO THIS CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THIS CODE OF ETHICS OVER THE PAST YEAR, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES
TRANSACTIONS, OVER THE PAST YEAR, REQUIRED TO BE DISCLOSED BY THIS CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THIS CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Name (Print)
            ------------------------------------------------

Signature
         ---------------------------------------------------

Date
    --------------------------------------------------------

                                 CODE OF ETHICS
                    MEEDER FINANCIAL, INC., FORMERLY KNOWN AS
                            MUIRFIELD INVESTORS, INC.

                   PERSONAL TRADING REQUEST AND AUTHORIZATION
                   ------------------------------------------

Personal Trading Request (to be completed by access person prior to any personal
--------------------------------------------------------------------------------
trade):
-------

Name:
     ---------------------------------------------------------------------------
Date of proposed transaction:
                             ---------------------------------------------------

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------
Nature of the transaction (i.e., purchase, sale):1
                                                  ------------------------------

--------------------------------------------------------------------------------

Are you or is a member of your immediate family an officer of director of the issuer of the securities or any affiliate2 of the issuer? Yes ___ No___

     If yes, please describe:
                             ---------------------------------------------------

--------------------------------------------------------------------------------

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Do you have any material nonpublic information concerning the issuer?

                    Yes ___        No ___

-------------------

1If other than market order, please describe any proposed limits.

2For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

3A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

                    Yes ___         No ___

     If yes, please report the name of the issuer and the total number of shares "beneficially owned":

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by an account or an Investment Company that may be relevant to a determination as to the existence of a potential conflict of interest?4

                    Yes ___        No ___

     If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     To the best of your knowledge and belief, the answers that you have provided above are true and correct.

                                        ------------------------------
                                                   Signature

-------------------
4Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities of the issuer. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leverage buy-out in circumstances where an account or an Investment Company might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

Approval  or  Disapproval  of  Personal  Trading  Request  (to be  completed  by
--------------------------------------------------------------------------------
Preclearance Officer):
----------------------

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

___ I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:                                  Signed:
      -----------------------                  ---------------------------------
                                        Title:
                                              ----------------------------------

----------------------
5In the case of a personal securities transaction by an Access Person, the Code of Ethics of MFI requires that MFI's Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to an account or an Investment Company, (ii) would be unlikely to affect the market in which the account or the Investment Company's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by an account or an Investment Company. In addition, the Code requires that MFI's Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with an account or an Investment Company.